SCHEDULE 14

INFORMATION REQUIRED IN A PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

“MAYFAIR MINING & MINERALS, INC.”
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)  Title of each class of securities to which transaction applies:  N/A
(2)  Aggregate number of securities to which transaction applies:  N/A
(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):  N/A
(4)  Proposed maximum aggregate value of transaction:  N/A
(5)  Total fee paid:  N/A

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee if offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)  Amount Previously Paid:  N/A
(2)  Form, Schedule or Registration Statement No.: N/A
(3)  Filing Party: N/A
(4)  Date Filed: N/A

“MAYFAIR MINING & MINERALS, INC.”
South Lodge, Paxhill Park, Lindfield, West Sussex, RH16 2QY.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 21, 2011 at 2:00 p.m. (GMT)

NOTICE IS HEREBY GIVEN that “Mayfair Mining & Minerals, Inc.”, a Nevada corporation, will hold a special meeting of stockholders on October 21, 2011 at 2:00 p.m. (GMT) at South Lodge, Paxhill Park, Lindfield, West Sussex, RH16 2QY, (the "Meeting").  The Meeting is being held for the following purposes:

1.
To elect three directors to serve on our Board of Directors until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. The nominees for election are Clive de Larrabeiti, Peter Mills and Paul Chung.

2.
an amendment to our Articles of Incorporation to increase the authorized number of shares of our common stock from 75,000,000 shares to 1,000,000,000 shares, par value of $0.001 per share; ( the "Amendment");

3.	to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Our board of directors recommends that you vote "for" the proposal.

Our board has fixed the close of business on September 12, 2011 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement of the Meeting.  At the Meeting, each holder of record of shares of common stock, $0.001 par value per share, will be entitled to one vote per share of common stock held on each matter properly brought before the Meeting.

THE VOTE OF EACH STOCKHOLDER IS IMPORTANT. YOU CAN VOTE YOUR SHARES BY ATTENDING THE MEETING OR BY COMPLETING AND RETURNING THE PROXY CARD SENT TO YOU. PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

Dated: September 26, 2011.

By Order of the Board of Directors,

/s/ Clive de Larrabeiti
Clive de Larrabeiti
Director

IMPORTANT:  Please complete, date, sign and promptly return the enclosed proxy card in the prepaid envelope (if mailing within the United States) to ensure that your shares will be represented. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

“MAYFAIR MINING & MINERALS, INC.”
South Lodge, Paxhill Park, Lindfield, West Sussex, RH16 2QY
Proxy Statement for the Special Meeting of Stockholders

The enclosed proxy is solicited on behalf of our Board of Directors (the "Board") for use at the Special Meeting of Stockholders (the "Meeting") to be held on October 21, 2011 at 2:00 p.m. (GMT) at South Lodge, Paxhill Park, Lindfield, West Sussex,RH16 2QY or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Special Meeting and any business properly brought before the Meeting.  Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Meeting.  We intend to mail this proxy statement and accompanying proxy card on or about September 26, 2011 to all stockholders entitled to vote at the Meeting.

Unless the context requires otherwise, references to "we", "us" "our" and "Mayfair" refer to Mayfair Mining & Minerals, Inc.

Who Can Vote

You are entitled to vote if you were a holder of record of shares of our common stock, $0.001 par value per share (the "Common Stock") as of the close of business on September 12, 2011 (the "Record Date"). Your shares can be voted at the Meeting only if you are present in person or represented by a valid proxy.

Shares Outstanding and Quorum

Holders of record of Common Stock at the close of business on the Record Date will be entitled to receive notice of and vote at the Meeting.  At the Meeting, each of the shares of Common Stock represented will be entitled to one (1) vote on each matter properly brought before the Meeting.  As of the Record Date, there were 55,036,000 shares of Common Stock issued and outstanding.

The holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business.

Proxy Card and Revocation of Proxy

In voting, please specify your choices by marking the appropriate spaces on the enclosed proxy card, signing and dating the proxy card and returning it in the accompanying envelope.  If no directions are given and the signed proxy is returned, the proxy holders will vote the shares in favor of Proposals 1 and 2 and, at their discretion, on any other matters that may properly come before the Meeting.  The Board knows of no other business that will be presented for consideration at the Meeting.  In addition, since no stockholder proposals or nominations were received by us on a timely basis, no such matters may be brought at the Meeting.

Any stockholder giving a proxy has the power to revoke the proxy at any time before the proxy is voted.  In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the stockholder or by his attorney authorized in writing, or, if the stockholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the offices of our transfer agent, Transfer Online Inc., 512 SE Salmon Street,  Portland, Oregon 97214, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting.  Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

Voting of Shares

Stockholders of record on the Record Date are entitled to one (1) vote for each share of Common Stock held on all matters to be voted upon at the Meeting.  You may vote in person or by completing and mailing the enclosed proxy card.  All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Meeting, and not revoked or superseded, will be voted at the Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes and abstentions. Shares represented by proxies that reflect abstentions as to a particular proposal will be counted as present and entitled to vote for purposes of determining a quorum.  An abstention is counted as a vote against that proposal.  Shares represented by proxies that reflect a broker "non-vote" will be counted as present and entitled to vote for purposes of determining a quorum.  A broker "non-vote" will be treated as not-voted for purposes of determining approval of a proposal and will not be counted as "for" or "against" that proposal.  A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority or does not have instructions from the beneficial owner.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to stockholders.  Copies of solicitation materials will be furnished to banks, brokerage houses, depositories, fiduciaries and custodians holding shares of Common Stock in their names that are beneficially owned by others to forward to these beneficial owners.  We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to the beneficial owners of the Common Stock.  Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or other regular employees.  No additional compensation will be paid to directors, officers or other regular employees for such services.  To date, we have not incurred costs in connection with the solicitation of proxies from our stockholders, however, our estimate for total costs is $10,000 or less.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since April 1, 2010, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.           any director or officer of our corporation;

2.           any proposed nominee for election as a director of our corporation; and

3.           any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Amendments to our authorized capital, as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of September 12, 2011, we had a total of 55,036,000 shares of common stock ($0.001 par value per share) issued and outstanding.

The following table sets forth, as of September 12, 2011, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers.  Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Clive de Larrabeiti South Lodge, Paxhill Park, Lindfield, West Sussex, RH16 2QY, UK.	6,515,000	11.847%
Peter Mills South Lodge Paxhill Park, Lindfield, West Sussex, RH16 2QY, UK	55,000	0.10%
Paul Chung South Lodge, Paxhill Park, Lindfield, West Sussex, RH16 2QY, UK Directors and Executive Officers as a Group	50,000 6,620,000	0.09% 12.03%

 (1)  Based on 55,036,000 shares of common stock issued and outstanding as of September 12, 2011.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and investment power with respect to securities.  Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our bylaws provide for more than one but not more than thirteen directors as the shareholders may decide from time to time by resolution.  Directors are elected annually and hold office until the next annual meeting of stockholders and/or until their respective successors are duly elected and qualified.  It is intended that the proxies solicited by our Board will be voted “FOR” election of the following three nominees unless a contrary instruction is made on the proxy:  Clive de Larrabeiti, Peter Mills and Paul Chung.  If, for any reason, one or more of the nominees is unavailable as a candidate for director, an event that is not expected, the person named in the proxy will vote for another candidate or candidates nominated by our Nominating and Corporate Governance Committee.  However, under no circumstances may a proxy be voted in favor of a greater number of persons than the number of nominees named above.  All of the nominees for director are, at present, directors of Mayfair Mining & Minerals, Inc.

Required Vote of Stockholders

The three nominees receiving the highest number of affirmative votes of the outstanding shares of our common stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote, will be elected as directors to serve until the next annual meeting of stockholders and/or until their successors are duly elected and qualified.  Votes against a candidate, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for this proposal, but will not be included in the vote totals for this proposal and, therefore, will have no effect on the vote.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE DIRECTOR NOMINEES LISTED ABOVE.

INFORMATION ABOUT OUR BOARD OF DIRECTORS,

Directors and Director Nominees

 The following table sets forth certain information regarding our current directors and director nominees as of September 26, 2011:

Name	Age	Positions Held
Clive de Larrabeiti	61	Chairman of the Board, Director and Director Nominee
Peter Mills	61	Chief Financial Officer, Director and Director Nominee
Paul Chung	53	Director and Director Nominee

___________

Experience and Background

  The biographies below describe the skills, qualities, attributes and business experience of each of our directors, including all nominees for director that led the Board to determine that it was appropriate to nominate these individuals as directors.

 Clive de Larrabeiti

Since August 2002, Clive de Larrabeiti has been the President and Chairman of the board of Directors of the Company.  Through his involvement with the financial and public equity markets in Europe and North America over the past 26 years he has had major experience in the mining finance industry.  From July, 1998 until March, 2002, he was a Director and Vice-President of Net Nanny Software International Inc., listed on the TSX and the OTCBB (NNS:TSX, NNSWF:OTCBB) From September, 2002, he was a Vice-President and Officer of Miranda Gold Corp., a natural resource company listed on the TSX Venture Exchange (the "TSX") (MAD:TSX) From September, 2002, he was a corporate consultant with Senate Capital Group, a venture capital company with headquarters in British Columbia, Canada.  He resigned this position effective February 6, 2004.  He is a resident of the United Kingdom.

Peter Mills

Peter Mills was appointed a director and Chief Financial Officer of the Company in October 2007.  He became a Fellow of The Institute of Chartered Accountants in England & Wales in 1979, having qualified in 1973.  He has practised as an accountant for the past 33 years, lately as Head of Accounting for the Company from 2005 and previously as a partner in his own Chartered Accounting and Registered Auditing firm. He is a resident of Australia.

Paul Chung

Paul Chung was appointed a director of the Company in August 2002.  He is a professional geologist who has served and advised as a private and public company director and CFO to a number of junior mining companies in North America. Since May, 2003 he has been the Chief Financial Officer of Geocom Resources, a natural resource company listed on the OTCBB (GOCM). Since September, 2004 he has been a director of Soho Resources Corp., a natural resource company listed on the TSX (SOH:TSX) but resigned his directorship on October 21, 2010.  Since May, 2008, he has been a director of Sunridge Investments Corp. (SRG:TSX).  Since June 2009, he has been a director of Rio Grande Mining Corp. (RGV:TSX).  He was appointed CEO of Foundation Resources in June 2010.  He is a resident of Vancouver, Canada.

Relationships

There are no family relationships among our directors.

AMENDMENT TO OUR CORPORATION'S ARTICLES

We urge our shareholders to note that we are not current in our periodic and current report filings with the United States Securities and Exchange Commission.  As a result, there is limited information available in regards to our company since we ceased making such filings.  We are hopeful that an increase in our authorized share capital will provide us with the ability to finance the company and rectify our delinquent filings, as noted below.

Our Amended Articles of Incorporation (the "Articles") currently authorize the issuance of 75,000,000 shares of common stock, $0.001 par value, and no shares of preferred stock.  On September 16, 2011 our Board of Directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, an amendment to our Articles to increase our authorized shares of common stock to 1,000,000,000 shares.

The general purpose and effect of the amendment to our corporation's Articles is to increase our authorized share capital, which will enhance our corporation's ability to finance the development and operation of our business.

Our board of directors approved the amendment to our corporation's Articles is to increase our authorized share capital so that such shares will be available for issuance for general corporate purposes, including financing activities, without the requirement of further action by our shareholders.  Potential uses of the additional authorized shares may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes.  Increasing the authorized number of shares of our common stock will give us greater flexibility and will allow us to issue such shares in most cases without the expense of delay of seeking shareholder approval.  Our company is at all times investigating additional sources of financing which our board of directors believes will be in our best interests and in the best interests of our shareholders.

We do not currently have any agreements, arrangements or understandings for any transaction that would require the issuance of additional shares of common stock.  However, if we are able to increase our authorized share capital, we are confident that will be able to achieve a much needed financing.  From any proceeds raised, our first priority will be to fund the required accounting and auditing costs in order that we will be able to file our outstanding current and periodic reports.  Thereafter, available funds will be used for costs and expenses associated with our mineral project acquisition and exploration activities.

The amendment to our corporation's Articles to increase our authorized share capital will not have any immediate effect on the rights of existing shareholders.  However, our board of directors will have the authority to issue authorized common stock  without requiring future shareholders approval of such issuances, except as may be required by applicable law or exchange regulations.  To the extent that additional authorized common shares are issued in the future, they will decrease the existing shareholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing shareholders.

The increase in the authorized number of shares of our common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by the shareholders.  Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions.  Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.  Our common shares carry no pre-emptive rights to purchase additional shares.  The adoption of the amendment to our Articles of Incorporation will not of itself cause any changes in our capital accounts.

We do not have any provisions in our Articles, by laws, or employment or credit agreements to which we are party that have anti-takeover consequences.  We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences.  In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favoured by a majority of independent shareholders.

Dissenters' Rights of Appraisal

Under Nevada law, our stockholders are not entitled to appraisal rights with respect to the Amendments and we will not independently provide our stockholders with any such right.

Voting Procedure

The Amendments to our Articles will require the approval of shareholders holding at least a majority of shares of our common stock entitled to be voted at the Meeting.

"HOUSEHOLDING" OF PROXY MATERIAL

The Securities and Exchange Commission permits companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, commonly referred to as "householding", potentially means extra conveniences for stockholders and cost savings for companies.

A number of brokers with accountholders who are stockholders of our Company will be "householding" our proxy materials.  As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder.  Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent.  If at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, please notify your broker.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

OTHER BUSINESS

The Board knows of no other business that will be presented for consideration at the Meeting.  If other matters are properly brought before the Meeting; however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

If there are insufficient votes to approve any of the proposals contained herein, the Board may adjourn the Meeting to a later date and solicit additional proxies.  If a vote is required to approve such adjournment, the proxies will be voted in favor of such adjournment.

By Order of the Board of Directors,

/s/  Clive de Larrabeiti
Director